Exhibit 99.1
WOODBRIDGE LIQUIDATION TRUST
Michael I. Goldberg, Liquidation Trustee
14140 Ventura Boulevard, Suite 302
Sherman Oaks, California  91423

January 3, 2020

FOR IMMEDIATE RELEASE:

Contact:
Michael I. Goldberg, Liquidation Trustee
Woodbridge Liquidation Trust

Woodbridge Liquidation Trust Announces Cash Distribution

SHERMAN OAKS, California—January 3, 2020—Woodbridge Liquidation Trust (the “Trust”) announced that its Liquidation Trustee, with the approval of the Trust’s Supervisory Board, yesterday declared an additional interim aggregate cash distribution of $53,426,092 on the Trust’s Class A Liquidation Trust Interests (the “Class A Interests”).  This amount includes a reserve of approximately $1,602,860 for the issuance of additional Class A Interests based on estimated bankruptcy claims subject to future allowance pursuant to the First Amended Joint Chapter 11 Plan of Liquidation dated August 22, 2018 of Woodbridge Group of Companies, LLC and its Affiliated Debtors (the “Plan”).

The distribution amounts to $4.50 per Class A Interest, and will be paid on or about January 10, 2020 to holders of record of any Class A Interests as of close of business on Friday, January 3, 2020.

The Trust has been made aware of a tender offer by an affiliate of Contrarian Funds, L.L.C. (“Contrarian”) to purchase up to 2,858,405 of the outstanding Class A Interests for $10.00 per Class A Interest, without interest (the “Tender Offer”).  HOLDERS OF CLASS A INTERESTS WHO HAVE TENDERED OR ARE CONSIDERING WHETHER TO TENDER THEIR CLASS A INTERESTS TO CONTRARIAN ARE ADVISED THAT, UNDER THE CURRENT TERMS OF THE TENDER OFFER AS DISCLOSED IN PUBLIC FILINGS BY CONTRARIAN, THE OFFER PRICE IS SUBJECT TO DEDUCTION IN THE EVENT OF DISTRIBUTIONS BY THE TRUST DURING THE TENDER OFFER PERIOD.  AS A RESULT, TENDERING HOLDERS MAY RECEIVE FROM CONTRARIAN AN OFFER PRICE OF ONLY $5.50 PER CLASS A INTEREST.

Today’s announced distribution of $4.50 per Class A Interest amounts to a percentage recovery, before taxes, of an approximately 4.35% to approximately 6.30% on allowed bankruptcy claims in respect of which the Class A Interests were issued, exclusive of any prior distributions.  The exact percentage depends on the class of bankruptcy claim allowed under the Plan and whether the claimant elected to contribute to the Trust for prosecution the causes of action that the claimant held against persons not released under the Plan, as shown by the following chart:

Percentage Recoveries per Class of Claim (Based on Distributions Declared on January 3, 2020)
Class of Claim	Were Claimant’s Causes of Action Contributed?	Percentage Recovery
General Unsecured (Class 4)	N/A	6.00%
Notes (Class 3)	Yes	6.30%
	No	6.00%
Units (Class 5)	Yes	4.57%
	No	4.35%

About Woodbridge Liquidation Trust:

Woodbridge Liquidation Trust is a Delaware statutory trust that, together with its wholly-owned subsidiary Woodbridge Wind-Down Entity LLC, was formed on February 15, 2019 to implement the terms of the Plan.  The purpose of the trust is to prosecute various causes of action acquired by the trust pursuant to the Plan, to litigate and resolve claims filed against the debtors under the Plan, to pay allowed administrative and priority claims against the debtors (including professional fees), to receive cash from certain sources and, in accordance with the Plan, to make distributions of cash to holders of interests in the trust subject to the retention of various reserves and after the payment of Trust expenses and administrative and priority claims.  For more information, visit www.woodbridgeliquidationtrust.com.

Regarding Forward-Looking Statements:

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as codified in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act” and, together with the Securities Act, the “Acts”).  Forward-looking statements also include statements that are preceded by, followed by, or that include the words “believes,” “estimates,” “plans,” “expects,” “intends,” “is anticipated,” “will continue,” “project,” “may,” “could,” “would,” “should” and similar expressions, and all other statements that are not historical facts.  All such forward-looking statements are based on the Trust’s current expectations and involve risks and uncertainties which may cause actual results to differ materially from those set forth in such statements.  Such risks and uncertainties include the risks identified and described in “Item 1A.  Risk Factors” of the Trust’s Registration Statement.  These risks and uncertainties are beyond the ability of the Trust to control, and in many cases, the Trust cannot predict the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements.